Exhibit 16.1

Ernst & Young LLP 200 Clarendon Street Boston, MA 02116	Tel: +1 617 266 2000 Fax: +1 617 266 5843 ey.com

March 4, 2015

Securities and Exchange Commission

100 F Street, N.E. Washington, DC 20549

Ladies and Gentleman:

We have read Item 4.01 of Form 8-K dated March 4, 2015, of The Boston Beer Company, Inc. and are in agreement with the statements contained in paragraphs two, three, and five therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

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